UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: August 18, 2009
(Date of earliest event reported)
PAYCHEX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-11330	16-1124166
(State of or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

911 PANORAMA TRAIL SOUTH, ROCHESTER, NEW YORK	14625-2396
(Address of principal executive offices)	(Zip Code)
(585) 385-6666
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On August 18, 2009, Walter Turek, former Senior Vice President of Sales and Marketing of Paychex, Inc. (the “Company”) entered into a Separation Agreement and Release (the “Agreement”) with the Company. Under the Agreement, Mr. Turek receives bi-weekly installments over six months totaling $210,470 (less applicable taxes and withholdings). Mr. Turek may also elect continuing participation in the Company’s medical plans as provided by COBRA. If he so elects, the Company will pay 100% of Mr. Turek’s COBRA premiums for six months.
All of Mr. Turek’s stock options and restricted stock awards will continue to be governed by applicable plan documents.
In consideration of the Company entering into the Agreement, Mr. Turek has agreed to certain non-compete, confidentiality, and non-solicitation provisions. In addition to the Agreement and in consideration of benefits received as indicated above, Mr. Turek entered into a General Release of all claims with the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAYCHEX, INC.
Date: August 21, 2009	/s/ Jonathan J. Judge
Jonathan J. Judge
President and Chief Executive Officer

Date: August 21, 2009	/s/ John M. Morphy
John M. Morphy
Senior Vice President, Chief Financial Officer, and Secretary

3